KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                            NEW YORK, NY 10022 - 3852

                                                                           PARIS
TEL  (212) 715-9100                                       47, AVENUE HOCHE 75008
FAX  (212) 715-8000                                      TEL  (33-1) 44 09 46 00
                                                         FAX  (33-1) 44 09 46 01

                                         February 26, 2004




Total Return U.S. Treasury Fund, Inc.
535 Madison Avenue, 30th Floor
New York, New York  10022

                  Re:      Total Return U.S. Treasury Fund, Inc.
                           Post-Effective Amendment No. 22
                           FILE NO. 33-12179; ICA NO. 811-5040

Gentlemen:

     We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment No. 22 to Registration Statement No. 33-12179 on Form N-1A.


                                         Very truly yours,


                                         /s/ Kramer Levin Naftalis & Frankel LLP